Exhibit 99.1

Arogo Capital Acquisition Corp. Announces Termination of Merger Agreement with EON Reality, Inc.

MIAMI BEACH, FL/November 9, 2023 — Arogo Capital Acquisition Corp. (“Arogo” or the “Company”) (Nasdaq: AOGO/AOGOU/AOGOW), a special purpose acquisition company, today announced that its previously announced agreement and plan of merger (the “Merger Agreement”) with EON Reality, Inc. (“EON”) has been terminated. As a result, Arogo will seek an alternative business combination.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Arogo Capital Acquisition Corp.

Arogo Capital Acquisition Corp. is a blank check company. The Company aims to acquire one and more businesses and assets, via a merger, capital stock exchange, asset acquisition, stock purchase, and reorganization. For more information, visit www.arogocapital.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and search for an initial business combination. Forward-looking statements are statements that are not historical facts and are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Offering filed with the SEC. Copies are available on the SEC’s website, www.sec.report. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Contact

Suradech Taweesaengsakulthai

Chief Executive Officer

suradech@cho.co.th

(786) 442-1482